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                                  Exhibit 2

                            STOCK PURCHASE AGREEMENT

                  THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 7th day of May, 1999, by and between SangStat Medical Corporation, a Delaware corporation ("SangStat") and Abbott Laboratories, an Illinois corporation ("Abbott").

                  WHEREAS, SangStat and Abbott have agreed to enter into a Right of First Refusal Agreement, a Call Option Agreement, a Registration Rights Agreement, and a Co-Promotion Agreement, all of even date herewith (collectively the "Alliance Agreements"); and

                  WHEREAS, subject to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, SangStat and Abbott have agreed to the purchase and sale of shares of SangStat's common stock $.001 par value (the "Common Stock").

                  THE PARTIES HEREBY AGREE AS FOLLOWS:

                  1. PURCHASE AND SALE OF INITIAL SHARES. Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, SangStat shall issue and sell to Abbott and Abbott shall purchase from SangStat, at the Initial Share Closing provided for in
SECTION 1.3, shares of SangStat's Common Stock (the "Initial Shares") having an aggregate value of Seven Million Dollars ($7,000,000).

                     1.1 PRICE PER INITIAL SHARE. The price per share to be paid by Abbott for each of the Initial Shares (the "Price per Initial Share") shall be equal to the average of the closing prices, as quoted on the Nasdaq National Market, on each of the twenty (20) trading days preceding the day on which this Agreement is signed.

                     1.2 NUMBER OF INITIAL SHARES. On the day before the Initial Share Closing, SangStat shall determine the number of Initial Shares to be issued, purchased, and sold pursuant to this Agreement by dividing:

                         (a) Seven Million Dollars ($7,000,000) by

                         (b)  the Price per Initial Share

and then rounding down to the nearest whole number the number obtained by that division.

                     1.3 INITIAL SHARE CLOSING. The closing of the purchase and sale of the Initial Shares (the "Initial Share Closing") shall be held at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California 94025, on May 10, 1999, at 10:00 a.m., or at such other time and place upon which SangStat and Abbott shall agree.

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                     1.4 DELIVERY. At the Initial Share Closing, SangStat
will issue a certificate to Abbott registered in Abbott's name representing the number of Initial Shares being purchased by Abbott against payment to SangStat of Seven Million Dollars ($7,000,000). The purchase price shall be paid to SangStat by wire transfer to the bank account of SangStat:

                     Name of Bank:      State Street Bank
                     Name of Account:   SangStat Medical Corporation
                     Account No.        17039843
                     ABA#               011000028

                  2. PURCHASE AND SALE OF OPTION SHARES. At the sole discretion of SangStat, but subject to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, SangStat shall issue and sell to Abbott and Abbott shall purchase from SangStat, at the Option Share Closing provided for in SECTION 2.4, shares of SangStat's Common Stock (the "Option Shares") having the aggregate value described in SECTION 2.3.

                     2.1 NOTICE OF PURCHASE AND SALE OF OPTION SHARES. On or before the ninetieth (90th) day following the signing of this Agreement, SangStat shall notify Abbott in writing as to whether or not the issuance, sale, and purchase of the Option Shares shall take place.

                     2.2 PRICE PER OPTION SHARE. The price per share to be paid by Abbott for each of the Option Shares (the "Price per Option Share") shall be equal to the lesser of:

                         (a) $19.99 or

                         (b) the average of the closing prices, as quoted on
the Nasdaq National Market, on each of the twenty (20) trading days immediately preceding the day which is ninety (90) days after the signing of this Agreement.

For example, if this Agreement is signed on April 30, 1999, then the day which is 90 days after the day on which it is signed will be July 29,1999 and the Price per Option Share will be the lesser of (a) $19.99 or (b) the average of the closing prices, as quoted on the Nasdaq National Market, on each of the twenty (20) trading days immediately preceding July 29, 1999.

                     2.3 NUMBER OF OPTION SHARES. On the day before the Option Share Closing, SangStat shall determine the number of Option Shares to be issued, purchased, and sold pursuant to this Agreement by dividing:

                         (a) Seven Million Dollars ($7,000,000) by

                         (b)  the Price per Option Share

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and then rounding down to the nearest whole number the number obtained by that division. In no event, however, shall the number of Option Shares to be issued, purchased, and sold pursuant to this SECTION 2.3, together with the Initial Shares, cause Abbott, or any of its affiliates, to be deemed to be an Acquiring Person, as such term is defined in the Stockholders Rights Plan, dated as of August 14, 1995, between SangStat and The First National Bank of Boston, as Rights Agent (the "Rights Plan"). Accordingly, in the event that the quotient that is obtained by implementing the foregoing formula results in the issuance of a number of Option Shares that, together with the Initial Shares, would cause Abbott, or any of its affiliates, to be deemed to be an Acquiring Person, then the numerator shall be reduced to the largest number that is less than Seven Million Dollars ($7,000,000) that when divided by the Price per Option Share and rounded down to the nearest whole number would result in a number of Option Shares that, together with the Initial Shares, represents a number that is less than fifteen percent (15%) of the total number of shares of the Common Stock outstanding immediately after the Option Share Closing.

                     2.4 OPTION SHARE CLOSING. The closing of the purchase and sale of the Option Shares (the "Option Share Closing") shall be held at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California 94025, on August 6, 1999, at 10:00 a.m., or at such other time and place upon which SangStat and Abbott shall agree.

                     2.5 DELIVERY. At the Option Share Closing, SangStat will issue a certificate to Abbott registered in Abbott's name representing the number of Option Shares being purchased by Abbott against payment to SangStat of Seven Million Dollars ($7,000,000). The purchase price shall be paid to SangStat by wire transfer to the bank account of SangStat:

                     Name of Bank:      State Street Bank
                     Name of Account:   SangStat Medical Corporation
                     Account No.        17039843
                     ABA#               011000028

                  3. REPRESENTATIONS AND WARRANTIES OF SANGSTAT. Except as set forth in the Schedule of Exceptions attached hereto as EXHIBIT - SECTION 3 (SCHEDULE OF EXCEPTIONS) specifically identifying the relevant subsection of this Agreement, SangStat hereby represents, warrants, and covenants to Abbott that:

                     3.1 AUTHORITY.

                         (a) SangStat has full legal right power and
authority to execute and deliver this Agreement and each of the Alliance Agreements and to consummate the transactions contemplated hereby and thereby.

                         (b) All corporate action on the part of SangStat,
its officers, directors and stockholders necessary for the execution and delivery of, and the consummation of the transactions contemplated by this Agreement and the Alliance Agreements and the performance of all obligations of SangStat hereunder and thereunder have been taken.

                         (c) This Agreement and each of the Alliance
Agreements, upon



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execution and delivery by SangStat and, assuming the due and proper execution and delivery by Abbott, constitute legal, valid and binding obligations of SangStat, enforceable in accordance with their respective terms, except as may be limited by: (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, (ii) the effect of rules of law governing the availability of equitable remedies, and (iii) the enforceability of the indemnity obligations of SECTION 1.7 of the Registration Rights Agreement.

                         (d) The making and performance of the Agreement and
the Alliance Agreements by SangStat and the consummation of the transactions contemplated by the Agreement and the Alliance Agreements will not violate any provision of the organizational documents of SangStat or any of its subsidiaries and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of SangStat pursuant to the terms or provisions of, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, licence, indenture, permit or other instrument to which SangStat or any of its subsidiaries is a partner or by which SangStat or any of its subsidiaries or any of their respective properties may be bound or affected and in each case which have a material adverse affect on the condition (financial or otherwise), properties, business, prospects, or results of operations of SangStat and its subsidiaries taken as a whole (a "Material Adverse Effect") or, to SangStat's knowledge, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to SangStat or any of its subsidiaries or any of their respective properties.

                     3.2 ORGANIZATION, GOOD STANDING AND QUALIFICATION.

                         (a) SangStat and each of its subsidiaries, has been
duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full power and authority (corporate and other) to own and lease its properties and conduct its businesses as presently conducted and as proposed to be conducted. SangStat and each of its subsidiaries, is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a Material Adverse Effect; and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail such power and authority or qualification.

                         (b) Except as set forth on EXHIBIT - SECTION 3
(SCHEDULE OF EXCEPTIONS), SangStat has no direct or indirect loans to any partnership, corporation, joint venture, business association, or other entity.

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                         (c) SangStat has delivered to Abbott complete and
correct copies of the Certificate of Incorporation and Bylaws, or similar charter documents, of SangStat and of each of its Significant Subsidiaries
[as such term is defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act")] that is incorporated in a jurisdiction in the United States, in each case as amended to the date hereof, and will furnish to Abbott true and correct copies of any amendments thereto throughout the term of this Agreement.

                         (d) Except as set forth on EXHIBIT - SECTION 3
(SCHEDULE OF EXCEPTIONS), SangStat has no Significant Subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any partnership, corporation, joint venture, association, or entity. The term "subsidiary" means any corporation more than fifty percent (50%) of whose total equity interest is, directly or indirectly, owned by that person. The term "affiliate" when used to indicate a relationship with a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, control, or is controlled by, or is under common control with, such specified person.

                     3.3 CAPITALIZATION.

                         (a) The authorized capital stock of SangStat
consists of 25,000,000 shares of Common Stock $0.001 par value and 5,000,000 shares of Preferred Stock, $$0.001 par value.

                         (b) As of May 3, 1999, there were 16,393,110 shares
of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding. All such issued an outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable and no issued and outstanding shares are subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws, or any agreement to which SangStat is a party or by which SangStat may be bound.

                         (c) All outstanding shares of SangStat's capital
stock have been issued in compliance with applicable federal and state securities laws.

                         (d) SangStat has reserved for issuance 3,392,200
shares of Common Stock (and has requested the approval of its shareholders to increase the number of such reserved shares to 3,892,200) pursuant to SangStat's 1993 Stock Option Plan, of which, at April 1, 1999, options to purchase 2,427,844 shares were outstanding and 565,017 shares (not including the 500,000 additional shares referred to above) remain available for issuance pursuant to options that may be granted under that plan.

                         (e) SangStat has reserved for issuance 500,000
shares of Preferred Stock pursuant to the Shareholder Rights Plan, dated as of August 14, 1995, between SangStat and First National Bank of Boston.

                         (f) Except as set forth on EXHIBIT - SECTION 3
(SCHEDULE OF EXCEPTIONS), there are no other options, warrants, conversion privileges or other contractual rights presently outstanding or in existence to purchase or otherwise acquire any authorized but unissued shares of SangStat's capital stock or other securities or the capital stock or other securities of any subsidiary of SangStat.

                     3.4 VALID ISSUANCE OF COMMON STOCK. Both the Initial Shares and the Option Shares have been duly authorized and, when issued, delivered, and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and (assuming that Abbott is a BONA FIDE purchaser for value within the meaning of Section 8-302 of the Uniform Commercial Code) Abbott shall have good and marketable title to both the Initial Shares and the Option Shares free of any liens or restrictions (unless created by Abbott), other than the restrictions expressly set forth in this Agreement or the Alliance Agreements or under applicable state and federal securities laws. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of either the Initial Shares and the Option Shares by SangStat pursuant to this Agreement.

                     3.5 GOVERNMENTAL CONSENTS. Other than compliance with the Securities Act and such filings as may be required to be made with the National Association of Securities Dealers, no consent, approval order or authorization of, or registration, qualification, designation, declaration or filing with, any federal state or local governmental authority on the part of SangStat is required in connection with the consummation of the transactions contemplated by this Agreement.

                     3.6 OFFERING. Subject in part to the truth and accuracy of Abbott's representations set forth in SECTION 4 of this Agreement, the offer, sale and issuance of the Common Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither SangStat nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

                     3.7 LITIGATION. Other than as disclosed in Item 3 -
Legal Proceedings of SangStat's Annual Report on Securities and Exchange Commission Form 10-K for the year ended December 31, 1998 (the "Form 10-K") or EXHIBIT - SECTION 3 (SCHEDULE OF EXCEPTIONS), there are no legal or governmental actions, suits or proceedings pending or, to SangStat's knowledge, threatened to which SangStat or any of its subsidiaries is or may be a party or of which property owned or leased by SangStat or any of its subsidiaries is or may be the subject, which actions, suits or proceedings might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect. SangStat is not a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body. There are no material legal or governmental actions, suits or proceedings pending or, to SangStat's knowledge, threatened against any executive officers or directors of SangStat.

                     3.8 DISCLOSURE. SangStat has provided Abbott with all the information that Abbott has requested for deciding whether to purchase the Common Stock. Neither this Agreement, nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

                     3.9 CHANGES. Since December 31, 1998, except as otherwise disclosed in the Form 10-K:

                         (a) SangStat has not incurred any material
liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business;

                         (b) SangStat has not sustained any material loss or
interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance;

                         (c) SangStat  has not  paid or  declared  any
dividends or other distributions with respect to its capital stock and SangStat is not in default in the payment of principal or interest on any outstanding debt obligations;

                         (d) there has not been any change in the capital
stock or, other than in the ordinary course of business, indebtedness material to SangStat; and

                         (e) there has not been any event, change or
development resulting in or which may reasonably be expected to result in a Material Adverse Event.

                     3.10 SEC DOCUMENTS.

                          (a) SangStat has filed in a timely manner each
statement, annual, quarterly and other report, registration statement and definitive proxy statement required to be filed (other than preliminary material) by SangStat with the United States Securities and Exchange Commission since its initial public offering, (the "SEC Documents"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act) as the case may be, and, as of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

                          (b) As of their respective  filing dates, the
audited consolidated financial statements and unaudited consolidated interim financial statements of SangStat included in SangStat's SEC Documents fairly present in all material respects in conformity with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of SangStat as of the dates thereof and SangStat's consolidated results of operations and cash flows for the periods then ended. Except as reflected or reserved against in the consolidated balance sheet of SangStat at December 31, 1998, SangStat has no liabilities of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities incurred in the ordinary course of business since December 31, 1998 and liabilities which would not, individually or in the aggregate, have a Material Adverse Effect.

                          (c) Since December 31, 1998, there have been no
events or transactions that would require adjustment to, or disclosure in, the audited financial statements of SangStat for the period then ended in order to keep them from being misleading.

                     3.11 RIGHTS PLAN. The execution of this Agreement and the Alliance Agreements and the consummation of the transactions contemplated hereby and thereby, will not cause any adverse consequence to Abbott or its affiliates or SangStat as a consequence of the Rights Plan, including, without limitation, the occurrence of the Distribution Date (as defined in the Rights Plan), the occurrence of any adjustment to the Purchase Price (as defined in the Rights Plan) or Abbott or any of its affiliates being deemed to be an Acquiring Person (as defined in the Rights Plan).

                     3.12 USE OF PROCEEDS. SangStat will use the proceeds from the sale of the Initial Shares and the Option Shares for research and development and for working capital.

                  4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF ABBOTT. Abbott hereby represents, warrants and covenants to SangStat that:

                     4.1 AUTHORIZATION. Abbott has full power and authority to execute and deliver, and to consummate the transactions contemplated by the Initial Share Closing, the Option Shares Closing, and this Agreement. All corporate action on the part of Abbott necessary for (i) the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement, and (ii) as of the Initial Share Closing and the Option Shares Closing, the performance of all obligations of Abbott under this Agreement, has been taken. This Agreement and each of the Alliance Agreements, upon execution and delivery by Abbott and assuming the due and proper execution and delivery by SangStat, constitutes a legal, valid and binding obligation of Abbott, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies.

                     4.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with Abbott in reliance upon Abbott's representation to SangStat, which by Abbott's execution of this Agreement Abbott hereby confirms, that the shares to be received by Abbott will be acquired for investment for Abbott's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Abbott has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Abbott further represents that, other than the Call Option Agreement, Abbott does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the shares.

                     4.3 GOVERNMENTAL CONSENTS. Other than compliance with the Securities Act, the Securities Exchange Act, and such filings as may be required to be made with the Securities and Exchange Commission or the National Association of Securities Dealers, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Abbott is required in connection with the consummation of the transactions contemplated by this Agreement.

                     4.4 NO CONSENT. No consent, approval, waiver or other action by any entity under any material contract, agreement, indenture, lease, instrument or other document to which Abbott is a party or by which it is bound is required or necessary for the execution, delivery and performance of, or the consummation of the transactions contemplated by, this Agreement by Abbott.

                     4.5 DISCLOSURE OF INFORMATION. Abbott believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Initial Shares and the Option Shares. Abbott further represents that it has had an opportunity to ask questions and receive answers from SangStat regarding the terms and conditions of the offering of the Initial Shares and the Option Shares and the business, properties, prospects and financial condition of SangStat. The foregoing, however, does not limit or modify the representations and warranties of SangStat in SECTION 3 of this Agreement or the right of Abbott to rely thereon.

                     4.6 INVESTMENT EXPERIENCE. Abbott is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Initial Shares and the Option Shares. Abbott has not been organized for the purpose of acquiring either the Initial Shares or the Option Shares.

                     4.7 RESTRICTED SECURITIES. Abbott understands that the Common Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from SangStat in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, Abbott represents that it is familiar with Securities and Exchange Commission Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                     4.8 LEGENDS. Each certificate or instrument representing Initial Shares or Option Shares shall bear legends in substantially the following forms:

                         (a)     "THE SECURITIES REPRESENTED BY THIS
         CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (II) IN COMPLIANCE WITH RULE 144, OR (III) PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SUCH SALE, OFFER OR DISTRIBUTION".

                         (b) Any other legends required by California law or other applicable blue sky or state securities laws.

Except as provided in the Registration Rights Agreement, SangStat need not register a transfer of any Initial Shares or Option Shares, and may also instruct its transfer agent not to register a transfer of any such shares, unless the conditions specified in the foregoing legends are satisfied to the extent applicable.

                     4.9 ACCREDITED INVESTOR. Abbott is an "accredited investor" within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect.

                     4.10 MARKET STAND-OFF. Abbott agrees that from the date hereof through December 31, 2001, it shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any of the Initial Shares or any of the Option Shares (the "Market Stand-Off") without the prior written consent of SangStat. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting SangStat's outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Initial Shares or Option Shares subject to the Market Stand-Off, or into which such shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, SangStat may impose stop-transfer instructions with respect to the Initial Shares and the Option Shares until the end of the Market Stand-Off. This SECTION 4.10 shall not, however, prevent Abbott from acquiring additional shares of, or securities convertible into or exercisable for any shares of, any class of capital stock of SangStat.

                  5. CONDITIONS OF ABBOTT'S OBLIGATIONS AT CLOSING. Abbott's obligation to purchase the Initial Shares at the Initial Share Closing and its obligation to purchase the Option Shares at the Option Share Closing are subject to fulfillment, on or prior to the Initial Share Closing with respect to the Initial Shares and the Option Share Closing with respect to the Option Shares, of each of the following conditions unless waived by Abbott.

                     5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of SangStat contained in SECTION 3 and in each of the Alliance Agreements shall be true and correct when made and at the closing with the same effect as though such representations and warranties had been made on and as of the date of the closing.

                     5.2 PERFORMANCE. SangStat shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the closing.

                     5.3 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the shares pursuant to this Agreement shall be duly obtained and effective as of the closing.

                     5.4 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Abbott, and it shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

                     5.5 ALLIANCE AGREEMENTS. The parties shall have entered into each of the Alliance Agreements and the Alliance Agreements remain in full force and effect.

                     5.6 OPINION OF COUNSEL TO SANGSTAT. Purchaser shall have received from Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to SangStat, an opinion addressed to it, dated as of the date of the closing and in substantially the form of EXHIBIT 5.6.

                     5.7 NO ORDER PENDING. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement or the Alliance Agreements.

                     5.8 COMPLIANCE CERTIFICATE. SangStat shall have delivered to Abbott a certificate, in substantially the form of EXHIBIT 5.8, executed on behalf of SangStat by the President of SangStat, dated as of the date of the closing and certifying to the fulfillment of the conditions specified in SECTION 5.1.

                  6. CONDITIONS OF SANGSTAT'S OBLIGATIONS AT CLOSING. SangStat's obligation to issue and sell the Initial Shares at the Initial Share Closing and its obligation to issue and sell the Option Shares at the Option Share Closing are subject to fulfillment, on or prior to the Initial Share Closing with respect to the Initial Shares and the Option Share Closing with respect to the Option Shares, of each of the following conditions unless waived by SangStat.

                     6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Abbott contained in SECTION 4 and in each of the Alliance Agreements shall be true and correct when made and at the closing with the same effect as though such representations and warranties had been made on and as of the date of the closing.

                     6.2 PAYMENT OF PURCHASE PRICE. Abbott shall have delivered the purchase price.

                     6.3 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Initial Shares and the Option Shares pursuant to this Agreement shall be duly obtained and effective as of the closing for those shares.

                     6.4 ALLIANCE AGREEMENTS. The parties shall have entered into each of the Alliance Agreements and the Alliance Agreements remain in full force and effect.

                     6.5 OPINION OF COUNSEL TO ABBOTT. SangStat shall have received from John A. Berry, counsel to Abbott, an opinion addressed to it, dated as of the date of the closing and certifying, in substantially the form of EXHIBIT 6.5.

                     6.6 NO ORDER PENDING. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement or the Alliance Agreements.

                     6.7 COMPLIANCE CERTIFICATE. The Purchaser shall have delivered to SangStat a certificate, in substantially the form of EXHIBIT 6.7, executed on behalf of the Purchaser by an officer of the Purchaser, dated as of the date of the closing and certifying to the fulfillment of the conditions specified in SECTION 6.1.

                  7. MISCELLANEOUS.

                     7.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of SangStat and Abbott contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the closings and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Abbott or SangStat.

                     7.2 ASSIGNMENT: SUCCESSORS AND ASSIGNS. No provision of this Agreement may be assigned without the prior written consent of the other party hereto. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any of the Initial Shares or Option Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                     7.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to conflicts of law principles.

                     7.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                     7.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                     7.6 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by personal delivery, facsimile, overnight courier or mailed by certified or registered mail, postage prepaid, return receipt requested, to the facsimile number or address as follows:

           SangStat:         SangStat Medical Corporation
                             1505 Adams Drive
                             Menlo Park, California 94025
                             Telephone:       (650) 328-0300
                             Facsimile:       (650) 853-1601
                             Attention:       Chief Executive Officer and
                                              General Counsel

           with a copy (which will not constitute notice) to:

                             Gunderson Dettmer Stough Villeneuve
                             Franklin & Hachigian, LLP,
                             155 Constitution Drive
                             Menlo Park, CA 94025
                             Telephone: (650) 321-2400
                             Facsimile: (650) 321-2800
                             Attention: Jeffrey P. Higgins, Esq.

           Abbott:           Arthur J. Higgins, D-309 AP30
                             Senior Vice President, Pharmaceutical Operations Abbott Laboratories
                             200 Abbott Park Road
                             Abbott Park, Illinois 60064-6184
                             Telephone:       (847) 938-6863
                             Facsimile:       (847) 938-5383

           with a copy (which will not constitute notice) to:

                             Brian J. Smith, D-32L AP6D
                             Divisional Vice President,
                             Domestic Legal Operations
                             Abbott Laboratories
                             100 Abbott Park Road
                             Abbott Park, Illinois 60064-6049
                             Telephone:       (847) 937-6472
                             Facsimile:       (847) 938-1206

or to such other facsimile number or address provided to the parties to this Agreement in accordance with this SECTION 7.6. Such notices or other communications shall be deemed delivered upon receipt, in the case of overnight delivery, personal delivery or facsimile transmission (as evidenced by the confirmation thereof), or 2 days after deposit in the mails (as determined by reference to the postmark).

                     7.7 FINDER'S FEE.

                         (a) Each party represents that it neither is nor
will be obligated for any finders' fee or commission in connection with this transaction. Abbott agrees to indemnify and hold harmless SangStat from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Abbott or any of its officers, partners, employees or representatives is responsible.

                         (b) SangStat agrees to indemnify and hold harmless
Abbott from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which SangStat or any of its officers, employees or representatives is responsible.

                     7.8 EXPENSES. Irrespective of whether either of the closings is effected, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

                     7.9 ALTERNATIVE DISPUTE RESOLUTION. The parties agree to effectuate all reasonable efforts to resolve in an amicable manner any and all disputes between them in connection with this Agreement. The parties agree that any dispute that arises in connection with this Agreement, which cannot be amicably resolved informally shall be finally settled as set forth in the Alternative Dispute Resolution provisions of EXHIBIT E to the Co-Promotion Agreement between Abbott and Sangstat dated as of May 7, 1999.

                     7.10 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of SangStat and Abbott. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities and SangStat.

                     7.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                     7.12 ENTIRE AGREEMENT. This Agreement, the Alliance Agreements, and the documents referred to herein and therein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

                     7.13 FURTHER ASSURANCES. SangStat and Abbott shall do and perform or cause to be performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as the other party may reasonably request from time to time in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated by the Agreement. Neither SangStat nor Abbott shall voluntarily undertake any course of action inconsistent with the satisfaction of the requirements applicable to them as set forth in this Agreement, and each shall promptly do all such acts and take all such measures as may be appropriate to enable them to perform as early as practicable their obligations under this Agreement.

                     7.14 NO THIRD PARTY RIGHTS. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to his Agreement.

                     7.15 MUTUAL DRAFTING. This Agreement is the joint product of SangStat and Abbott and each provision of the Agreement has been subject to consultation, negotiation and agreement of SangStat and Abbott and their respective legal counsel and advisers and any rule of construction that a document shall be interpreted or construed against the drafting party shall not apply.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                SangStat Medical Corporation



                                By:

                                Title:


                                Abbott Laboratories



                                By:
                                         --------------------------------


                                Title:
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